UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2020

INFINITE GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21816	52-1490422
(State or other jurisdictionof incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

175 Sully’s Trail, Suite 202
 Pittsford, New York 14534

 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (585) 385-0610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

The information required by this item is stated in Item 2.03 which is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an
                  Off-Balance Sheet Arrangement of Registrant

On April 10, 2020, Infinite Group, Inc. (“IGI” or the “Company”) entered into a U. S. Small Business Administration (“SBA”) Note Payable agreement (the “Note”) with Upstate National Bank (“Lender”). The signed Note was provided to IGI on April 10, 2020. The Note was approved by a majority of the Board of Directors (the “Board”). The Note provides for working capital to IGI in the amount of $957,372.50. The Note will mature in two years from the date of the Note. The interest rate on the Note is fixed at 1.00% and the payments of principal and interest shall be deferred for six months from the date of the Note. Interest shall continue to accrue.

The Loan evidenced by the Note was made under the Paycheck Protection Plan (15 U.S.C. § 636(a)(36)) enacted by Congress under the Coronavirus Aid, Relief and Economic Security Act (the “Act”). The Act (including the guidance issued by SBA and U.S. Department of the Treasury related thereto) provides that all or a portion of this Loan may be forgiven upon request from Borrower to Lender, subject to requirements in the Note and Act.

All remaining principal and accrued interest is due and payable two (2) years from date of Note.

The foregoing summary of the Note is qualified in its entirety by reference to the SBA Note Agreement which is attached as Exhibit 10.1 hereto.

Section 9 – Financial Statements and Exhibits

Item  9.01.
Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	SBA Note Payable Agreement between the Company and Upstate National Bank dated April 10, 2020

* * * * * *

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 16, 2020		INFINITE GROUP, INC.
	By:	/s/ James Villa James Villa, President and Chief Executive Officer

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